UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 30, 2007, the Company entered into a Rule 10b5-1 Stock Repurchase Plan (“Plan”) agreement with a broker under which the Company will conduct its share repurchases under the safe harbor provisions of Rule 10b5-1 and Rule 10b-18 promulgated under the Securities Exchange Act of 1934 (the “Act”), the principal terms of which include the following.

The term of the Plan commenced on August 30, 2007 and expires on the earlier of (a) August 30, 2008, (b) when the aggregate maximum approved for repurchase reaches $3,625,000, (c) notice to broker by the Company of early termination, (d) the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or (e) the public announcement of a tender or exchange offer for the Company’s securities or of a merger, acquisition, recapitalization or other similar business combination.

The repurchase of shares of common stock of the Company by Broker for the account of the Company shall comply with the limitations of Rule 10b-18 promulgated under the Act.

The Company represented the following as of the date the Company entered into the Plan agreement: (a) the Company was not aware of any material nonpublic information concerning the Company or its securities, (b) the Company entered into the Plan in good faith, with the intent that the Plan comply with the affirmative defense established by Rule 10b5-1 under the Act, and not as part of a plan or scheme to evade compliance with the federal securities laws, (c) the Company will not communicate, directly or indirectly, any material nonpublic information relating to the Company or its securities to any employee of Broker or its affiliates who are involved, directly or indirectly, in executing the Plan, (d) there was no litigation, arbitration or other proceeding pending, or to the Company’s knowledge threatened, that would prevent or interfere with the transactions contemplated by the Plan, (e) the Company will comply with all applicable laws in connection with the performance of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: September 4, 2007	By:	/s/ Greg LeClaire
Greg LeClaire
Chief Financial Officer

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